Exhibit 4.23

WAIVER AND CONSENT

WAIVER AND CONSENT, dated as of January __, 2006, to the Loan Agreement, dated as of September 15, 2004 (as amended to date, the “Loan Agreement”), by and among THERMACLIME, INC., an Oklahoma corporation (“ThermaClime”), CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation (“Cherokee”) and each of the Subsidiaries of ThermaClime identified on the signature pages thereof (such Subsidiaries, together with ThermaClime and Cherokee, each a “Borrower”, and collectively, the “Borrowers”), the lenders identified on the signature pages thereof (each a “Lender” and collectively, the “Lenders”) and ORIX Capital Markets, LLC, a Delaware limited liability company, as agent for the Lenders (the “Agent”).

ThermaClime has notified the Agent that it has not complied with Section 6.1(c) of the Loan Agreement due to the fact that it will be unable to deliver to the Agent Parent’s and ThermaClime’s and its Subsidiaries’ budget or business plan for fiscal year 2006 until February 15, 2006, and ThermaClime has requested a waiver of such noncompliance. The undersigned have agreed to such waiver pursuant to the terms hereof.

1. Defined Terms. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

2. Conditional Waiver; Effectiveness.

(a) Pursuant to the request of ThermaClime, the undersigned hereby waives any Event of Default arising under the Loan Agreement as a result of the Borrowers’ failure to comply with Section 6.1(c) of the Loan Agreement with respect to Parent’s and ThermaClime’s and its Subsidiaries’ budget or business plan for fiscal year 2006, expressly provided that such budget or business plan is delivered to the Agent on or before February 15, 2006, and in the absence of such occurrence, this Waiver and Consent shall be of no force and effect, and

(b) This Waiver and Consent (i) shall become effective as of the date set forth above when signed by the Agent, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any Other Agreement, which terms and conditions shall continue in full force and effect.

3. Representations, Covenants and Warranties; No Default. Except for the representations and warranties of the Borrowers made as of a particular date, the representations, covenants and warranties set forth in the Loan Agreement shall be deemed remade as of the date hereof by such Borrowers; provided, however, that any and all references to the Loan Agreement in such representations and warranties shall be deemed to include this Waiver and Consent. After giving effect to the this Waiver and Consent, no Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Loan Agreement.

4. Future Waivers and Extensions. Nothing contained in this Waiver and Consent shall be construed as an agreement by any of Agent or Lenders to make any further extensions or waivers of the conditions described herein or any other conditions of the Loan Agreement. Any further extensions or waivers of such conditions shall be at the sole and absolute discretion of the Lenders and the Lenders shall be free to make or not make any such further waivers or extensions. The foregoing waivers shall be limited precisely as written, and nothing in this Waiver and Consent shall be deemed to prejudice any right or remedy that the Agent or Lenders or any successor may now have (after giving effect to the foregoing waivers) or may have in the future under or in connection with the Loan Agreement or any of the Loan Documents or any other document, instrument or agreement executed and delivered in connection with the foregoing.

5. Fees and Expenses. Borrowers agrees to pay on demand all reasonable costs and expenses actually incurred by the Agent or Lenders in connection with the negotiation of this Waiver and Consent.

6. Choice of Law. This Waiver and Consent shall be governed by, and construed in accordance with, the law of the State of Texas.

7. Counterparts. This Waiver and Consent may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any signature pages of this Waiver and Consent transmitted by telecopier will have the same legal effect as an original executed signature page.

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IN WITNESS WHEREOF, the Borrowers and Lenders have caused this Waiver and Consent to be executed and delivered by their respective officers thereunto duly authorized.

BORROWERS:

THERMACLIME, INC.
CHEROKEE NITROGEN HOLDINGS, INC.
NORTHWEST FINANCIAL CORPORATION XPEDIAIR, INC.
INTERNATIONAL ENVIRONMENTAL CORPORATION
THE CLIMATE CONTROL GROUP, INC.
ACP INTERNATIONAL LIMITED
CLIMACOOL CORP.
TRISON CONSTRUCTION, INC.
KOAX CORP.
CLIMATE MASTER, INC.
CLIMATECRAFT, INC.
CHEROKEE NITROGEN COMPANY LSB CHEMICAL CORP.
EL DORADO CHEMICAL COMPANY CHEMEX I CORP.
CHEMEX II CORP.
DSN CORPORATION

By:
Name:
Title:

ORIX CAPITAL MARKETS, LLC,
as Agent and a Lender

By:
Name:
Title:

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Lender’s Signature page to Waiver and Consent

CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

By:	Highland Capital Management, L.P.,
as Authorized Representatives of the Board

By:
Name:
Title:

Lender’s Signature page to Waiver and Consent

KC CLO I Limited

By:
Name:
Title:

Lender’s Signature page to Waiver and Consent

Orpheus Funding LLC

By:
	Name:	Kaitlin Trinh
	Title:	Director